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                                                                   Exhibit 10.3B



                            FOURTH AMENDMENT TO LEASE

        This Fourth Amendment to Lease ("Fourth Amendment"), dated as of January 7, 2000, is entered into by and between Callahan-Pentz Properties, Sycamore Four, a California general partnership ("Landlord") and Xicor, Inc., a California corporation ("Tenant").

                                    RECITALS

        A. Landlord and Tenant entered into a Build to Suit Lease dated November 23, 1983, as amended by an Amendment to Lease dated May 23, 1986, a Second Amendment to Build to Suit Lease dated January 25, 1988, and a Third Amendment to Build to Suit Lease dated April 9, 1990 (collectively, the "Lease") for the premises commonly known as 1511 Buckeye Drive, Milpitas, California (the "Premises").

        B. The term of the Lease is scheduled to expire on January 6, 2000.

        C. Landlord and Tenant now desire to extend the term of the Lease for a period of ten (10) years on the terms and conditions set forth herein.

                                    AGREEMENT

        In consideration of the mutual covenants set forth herein and other valuable consideration, Landlord and Tenant agree to amend the Lease as follows:

        1. Term. Paragraph 6.A. of the Lease is amended to extend the Term of the Lease for a period of ten (10) years, commencing January 7, 2000 and ending January 6, 2010.

        2. Rent. Effective January 7, 2000, the first sentence of Paragraph 5.A.(i) of the Lease is deleted and replaced with the following:

           Tenant shall pay to Landlord the Monthly Rent, in accordance with the schedule set forth below, in advance, upon the first day of each calendar month of Term at the address of Landlord set forth herein, or at such other place designated by Landlord, without prior demand and without deduction, offset or counterclaim:


                         Months of Term               Net Monthly Rent
                      ---------------------           -----------------
                      Jan 7, 00 - Jan 6, 01           $ 95,709.00/month
                      Jan 7, 01 - Jan 6, 02           $ 98,820.00/month
                      Jan 7, 02 - Jan 6, 03           $102,032.00/month
                      Jan 7, 03 - Jan 6, 04           $105,348.00/month
                      Jan 7, 04 - Jan 6, 05           $108,772.00/month
                      Jan 7, 05 - Jan 6, 06           $112,307.00/month
                      Jan 7, 06 - Jan 6, 07           $115,957.00/month
                      Jan 7, 07 - Jan 6, 08           $119,726.00/month
                      Jan 7, 08 - Jan 6, 09           $123,617.00/month
                      Jan 7, 09 - Jan 6, 10           $127,635.00/month


Paragraph 5.A.(ii) of the Lease is deleted in its entirety.

        3. Options to Extend. Paragraph 7.A. of the Lease is deleted and replaced with the following:


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                A.      Option Period. Provided that Tenant is not in default
                        hereunder, either at the time of exercise or at the time the extended Term commences, Tenant shall have the option to extend the Term of the Lease for one (1) additional period of five (5) years ("Option Period") on the same terms, covenants and conditions provided herein, except that upon such renewal the Monthly Rent due hereunder shall be the greater of (i) $95,709.00 per month and (ii) ninety-five percent (95%) of the then fair market rental value of the Premises, determined pursuant to Paragraph 7.B. If Tenant elects to exercise the option, it shall do so by giving Landlord written notice ("Option Notice") at least one hundred eighty
                        (180) days but not more than two hundred ten (210) days prior to the expiration of the Term of this Lease.

Paragraph 7.B. of the Lease is deleted and replaced with the following:

                A. Option Period Monthly Rent. The Monthly Rent for the Option Period shall be determined as follows:

                (i) The parties shall have fifteen (15) days after Landlord receives the Option Notice within which to agree on the Monthly Rent for the Option Period. If the parties agree on the Monthly Rent for the Option Period within fifteen (15) days, they shall immediately execute an amendment to this Lease stating the Monthly Rent for the Option Period. If the parties are unable to agree on the Monthly Rent within fifteen (15) days, then, the initial Monthly Rent for the Option Period shall be the greater of (A) $95,709.00 per month and (B) ninety-five percent (95%) of the then current fair market rental value of the Premises as determined in accordance with Paragraph 7.B.(iii). The initial Monthly Rent shall be subject to such periodic increases in Monthly Rent as are then customary, in both amount or percentage amounts and frequency, for leases similar to this Lease taking into consideration the same items considered in determining the then fair market rental value of the Premises, but in no event less than three and 25/100ths percent (3.25%) per annum.

                (ii) The "then fair market rental value of the Premises" shall be defined to mean the fair market rental value of the Premises as of the commencement of the Option Period, taking into consideration the uses permitted under this Lease, the quality, size, design and location of the Premises, and the rent for comparable buildings located in Oak Creek Business Park.

                (iii) Within seven (7) days after the expiration of the fifteen
        (15) day period set forth in Paragraph 7.B.(i), each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years' full-time commercial appraisal experience in the area in which the Premises are located to appraise and set the Monthly Rent. If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the Monthly Rent. If the two (2) appraisers are appointed by the parties as stated in this paragraph, they shall meet promptly and attempt to set the Monthly Rent. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to elect a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after the last day the two
        (2) appraisers are given to set the Monthly Rent. If they are unable to agree on the third appraiser, either of the parties to this Lease, by giving ten (10) days' notice to the other party, can apply to the then Presiding Judge of the Santa Clara County Superior Court, for the selection of a third appraiser who meets the qualifications stated in this paragraph. Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

                Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall set the Monthly Rent. If a majority of the appraisers are unable to set the Monthly Rent within the stipulated period of time, the three (3) appraisals shall be added together and their total divided by three (3); the resulting quotient shall be the Monthly Rent. If, however, the low


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        appraisal and/or the high appraisal are/is more than ten percent (10%)
        lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2); the resulting quotient shall be the Monthly Rent. If both the low appraisal and the high appraisal are disregarded as stated in this paragraph, then only the middle appraisal shall be used as the result of the appraisal. After the Monthly Rent has been set, the appraisers shall immediately notify the parties and the parties shall amend this Lease to set forth the Monthly Rent for the Option Period.

        Except as set forth in this Fourth Amendment, the Lease is unmodified and in full force and effect.



LANDLORD                                  TENANT

Callahan-Pentz Properties,                Xicor, Inc., a California corporation
Sycamore Four,
a California general partnership

By:  /S/  George B. Pentz                 By:  /S/  Klaus G. Hendig
    -------------------------------            -------------------------------
          George B. Pentz,
          Managing General Partner        Its:      Vice President
                                               -------------------------------